AGREEMENT

THIS AGREEMENT (this “Agreement”) dated as of March 20, 2009 by and among Young Joo Kim (“Kim”) and North Shore Acquisition Corp., a Delaware corporation (the “Company”).

RECITALS

The Company was formed on June 26, 2007 for the purpose of acquiring an operating business (“Business Combination”).

Kim approached the Company regarding a proposal to join the Company’s Board of Directors and use his best efforts to introduce the Company to suitable targets in Korea for a Business Combination (“Kim Target”).

The Company’s Board of Directors has determined that having Kim join the Company’s Board of Directors as Co-Chairman enhances the Company’s ability to consummate a Business Combination and that it is in the best interests of the Company’s stockholders to enter into this Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Resignation of Director; Co-Chairman of Board of Directors. Arthur Goldberg shall resign as a member of the Company’s Board of Directors upon the execution of this Agreement.  Immediately thereafter, the Company’s Board of Directors shall elect Kim as Co-Chairman of the Board of Directors to fill the vacancy created by Mr. Goldberg’s resignation.

2.           Payment of Expenses.  Any expenses incurred by the Company in connection with exploring the potential for a Business Combination with a Kim Target (“Kim Business Combination”), including but not limited to analyzing, investigating and performing due diligence on such Kim Target and negotiating and consummating any acquisition or other agreement, shall be paid directly by Kim or his affiliates. In the event the Company consummates a Kim Business Combination, the Company shall at the closing of such Kim Business Combination reimburse Kim or his affiliates for its expenses incurred by such parties relating to such Kim Business Combination, upon presentation of evidence of such expenses to the Board of Directors in accordance with the Company’s standard policies.  Kim acknowledges that neither he nor his affiliates will receive any reimbursement unless and until the Company consummates a Kim Business Combination.

3.           Approval of Business Combination; Authority to Act.  The Company agrees that no Kim Business Combination shall be authorized or approved without the affirmative vote of Kim as a director.  Kim agrees that he shall not have the authority to bind the Company to any agreement, obligation or transaction unless such agreement, obligation or transaction is approved by the Company’s Board of Directors, nor shall he have the authority to incur any expense which the Company is obligated to pay (except for reimbursement of expenses to Kim upon the closing of a Kim Business Combination as discussed above).

4.           Public Disclosure. No party to this Agreement shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other party; provided, however, that notwithstanding the foregoing, the Company shall be permitted to make required filings with the Securities and Exchange Commission and Kim may issue a press release in Korea disclosing the subject matter contained in this Agreement provided that Kim shall receive prior approval of such release from the Company’s Board of Directors, not to be unreasonably withheld.

           5.           Entire Agreement. This Agreement contains the sole and entire binding agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements among them.

6.           Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of Delaware, without application of conflicts of law principles.

7.           Execution in Counterparts; Facsimile Signatures.  This Agreement and any amendment, waiver or consent hereto may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the parties hereto by facsimile or other electronic transmission, which shall not affect the validity thereof.

8.           Trust Fund Waiver.  Kim hereby waives any right, title, interest or claim of any kind in or to any monies in the Company’s trust account (“Claim”), and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the trust fund for any reason whatsoever.

[SIGNATURES ON FOLLOWING PAGES]

The parties have executed this Agreement as of the date set forth above.

NORTH SHORE ACQUISITIONCORPORATION

By: /s/ Marc H. Klee
Name: Marc H. Klee
Title: President

/s/ Young Joo Kim
Young Joo Kim